Exhibit 99.1

Neptune Wellness’ Organic Baby Food Brand, Sprout Organics, Secures Inventory Financing with Alterna Capital Solutions LLC

The partnership expands Sprout’s inventory line, increasing product variety and enhancing supply chain efficiency

LAVAL, Q.C., & MONTVALE, N.J. – May 10, 2023 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, and Sprout Organics (“Sprout”), the Company’s organic plant-based baby food and toddler snack company, today announced that it has secured inventory financing through an Invoice Purchase and Security Agreement partnership with Alterna Capital Solutions LLC, effective April 21, 2023. The inventory line will provide Sprout with working capital for additional inventory to meet consumer demand and product line expansion. The maximum available has been amended to $7.5 million, from $5 million previously announced on January 25, 2023, adding a line of inventory to the accounts receivable factoring facility that is already in place.

Chief Executive Officer of Neptune Wellness, Michael Cammarata, commented, “We are pleased to be able to secure additional working capital to support Sprout’s continued growth in the organic baby food and toddler snack categories. We look forward to launching expanded inventory and diversifying our product portfolio. We are grateful for the support of our factoring company and look forward to continuing our partnership with them.”

About Sprout Organics
Sprout Organics is an organic baby food brand that strives to make mealtime easy and fun for parents and babies through delicious snacks and meals made with fresh, organic ingredients. The company aims to make life less complicated, give children a head start in life, and explore new foods with excitement with three simple promises: Keep it real, keep it simple and keep it fun. Sprout uses only the best, real and organic ingredients in everything it makes which means certified organic foods in every bite straight from nature, no GMOs. To learn more, please visit www.sproutorganics.com.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a consumer-packaged goods company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled to quickly adapt to consumer demand and bring new products to market through its mass retail partners and e-commerce channels. For additional information, please visit: https://neptunewellness.com/.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254

Disclaimer – Safe Harbor Forward–Looking Statements

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates, and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements include, among other things, statements with respect to the expansion of inventory and diversification of our product portfolio, and the continuation of the partnership with Alterna Capital Solutions LLC.